UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 22, 2015

GLOBAL HEALTHCARE REIT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

As previously announced, effective December 16, 2014, Global Healthcare REIT, Inc. (the “Company”) entered into four (4) Purchase and Sale Agreements (each a “PSA”) pursuant to which it has the right to acquire, through wholly-owned subsidiaries formed for that purpose, four additional skilled nursing facilities, all located in the State of Texas.  These facilities are located in Longview, Corpus Christi, Grand Prairie and Mountain View.  The PSA’s covering Longview, Corpus Christie and Grand Prairie were scheduled to be consummated on or before January 31, 2015.

Effective January 22, 2015, the Company entered into Amendments to the Longview, Corpus Christi and Grand Prairie PSA’s (“Amendments”), each Amendment extending the Closing Date (as that term is defined within each Purchase and Sale Agreement) to February 27, 2015.

ITEM 8.01 OTHER EVENTS

To consummate the four PSA’s identified in Item 1.01 above, the Company formed the following wholly-owned subsidiaries:  CC Nursing Home, LLC, GP Nursing Home, LLC, LV Nursing Home, LLC, and EP Nursing Home, LLC.

Effective January 22, 2015, the Company, as Assignor, assigned all of its right, title and interest in and to each Purchase and Sale Agreement to the respective wholly-owned subsidiary formed for the purpose of acquiring the facilities which are the subject of the Purchase and Sale Agreement(s).

ITEM 9.01

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)

Financial Statements

None.

(b)

Pro Forma Financial Information

None

(c)

Exhibits

10.1	Amendment dated January 22, 2015 to Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 112 Ruthlynn Drive, LLC.
10.2	Amendment dated January 22, 2015 to Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 1310 Third Street, LLC.

10.3	Amendment dated January 22, 2015 to Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 820 Small Street, LLC.

10.4	Assignment and Assumption dated January 22, 2015 between Global Healthcare REIT, Inc. and LV Nursing Home, LLC.

10.5	Assignment and Assumption dated January 22, 2015 between Global Healthcare REIT, Inc. and EP Nursing Home, LLC.

10.6	Assignment and Assumption dated January 22, 2015 between Global Healthcare REIT, Inc. and CC Nursing Home, LLC.

10.7	Assignment and Assumption dated January 22, 2015 between Global Healthcare REIT, Inc. and GP Nursing Home, LLC.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: January 26, 2015	__/s/ Christopher Brogdon Christopher Brogdon, President